EXHIBIT 10.4
SCHOTTENSTEIN REALTY TRUST, INC.
2011 INCENTIVE COMPENSATION PLAN
RESTRICTED STOCK AWARD AGREEMENT
     THIS AWARD AGREEMENT is made by and between Schottenstein Realty Trust, Inc., a Maryland corporation (the “Company”) and (the “Grantee”), dated as of the __ day of ____________, 2011.
     WHEREAS, the Company maintains the Schottenstein Realty Trust, Inc. 2011 Incentive Compensation Plan (the “Plan”);
     WHEREAS, the Committee is authorized under the Plan to grant Restricted Stock to Eligible Persons;
     WHEREAS, the Grantee is an Eligible Person; and
     WHEREAS, in accordance with the Plan, the Committee has determined that it is in the best interests of the Company and its stockholders to grant Restricted Stock to the Grantee subject to the terms and conditions set forth below and in the Plan.
     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
1. Award of Restricted Stock. The Committee hereby grants, as of _________________ (the “Date of Grant”), to the Grantee, _________ restricted Shares (collectively the “Restricted Stock”). The Restricted Stock shall be subject to the terms, provisions and restrictions set forth in this Award Agreement and the Plan, which is incorporated herein for all purposes. As a condition to entering into this Award Agreement, and as a condition to the issuance of any Shares (or any other securities of the Company), the Grantee agrees to be bound by all of the terms and conditions herein and in the Plan. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.
2. Vesting of Restricted Stock.
     (a) General Vesting. The Restricted Stock shall become vested in the following amounts, at the following times (each a “Vesting Date”), subject to the terms and conditions herein and in the Plan, provided that the Continuous Service of the Grantee continues through and on the applicable Vesting Date:

Number of Shares of Restricted Stock	Vesting Date

     Except as otherwise provided in Sections 2(b), 2(c), 2(d), 2(e) and 4 hereof, there shall be no proportionate or partial vesting of Restricted Stock in or during the months, days or periods prior to the Vesting Date, and all vesting of Restricted Stock shall occur only on the Vesting Date.
     (b) Acceleration of Vesting Upon Change in Control. If and to the extent required in any employment or other agreement between the Company or its Subsidiaries and the Grantee, in the event that a Change in Control of the Company occurs during the Grantee’s Continuous Service, all of the Restricted Stock subject to this Award Agreement shall become immediately vested as of the date of the Change in Control. In all other cases, the Committee, as constituted immediately before the Change in Control, may determine that in the event of a Change in Control, the Restricted Stock subject to this Award Agreement shall vest in whole or in part, upon the occurrence of a Change in Control, or may otherwise be dealt with in accordance with Section 15(d) of the Plan. Notwithstanding the foregoing, in the event of a Termination of Service of a Grantee with the Company (if it is the surviving entity in the Change in Control) or the successor company (other than by the successor company for Cause or by the Grantee without Good Reason) within 24 months following such Change in Control, the Restricted Stock subject to this Award Agreement shall become immediately vested. [Last sentence might only be applicable to certain Grantees]
     (c) Acceleration of Vesting Upon Termination of Service. Notwithstanding any other term or provision of this Award Agreement, in the event that the Grantee’s Continuous Service is terminated either by the Company without Cause or by the Grantee for Good Reason, all of the Restricted Stock subject to this Award Agreement shall become immediately vested as of the date of the termination of the Grantee’s Continuous Service. [This provision might only be applicable to certain Grantees]
     (d) Acceleration of Vesting Upon Death or Disability. Notwithstanding any other term or provision of this Award Agreement, in the event that the Grantee’s Continuous Service terminates by reason of the Grantee’s Disability or death, all of the Restricted Stock subject to this Award Agreement shall become immediately vested as of the date of such Disability or death, whichever is applicable, and shall be delivered, subject to any requirements under this Award Agreement, to the Grantee, in the event of his or her Disability, or in the event of the Grantee’s death, to the Beneficiary or Beneficiaries designated by the Grantee. [This provision might only be applicable to certain Grantees]
     (e) Acceleration of Vesting at Company Discretion. Notwithstanding any other term or provision of this Award Agreement, the Board or the Committee shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of the Grantee and of the Company, to accelerate the vesting of any Restricted Stock under this Award Agreement, at such times and upon such terms and conditions as the Board or the Committee shall deem advisable.

     (f) Definitions. For purposes of this Award Agreement, the following terms shall have the meanings indicated:
          (i) “Change in Control” shall have the meaning attributable thereto in the Plan, except that a Change in Control shall also be deemed to occur if the Continuous Service of both Jay Schottenstein and Joseph Schottenstein is terminated by the Company without Cause (other than by reason of death or Disability), or by Jay Schottenstein and Joseph Schottenstein for Good Reason. [“Change in Control” in the Award Agreements for Messrs. Jay Schottenstein and Joseph Schottenstein shall have the meaning attributable thereto in the Plan]
          (ii) “Non-Vested Shares” means any portion of the Restricted Stock subject to this Award Agreement that has not become vested pursuant to this Section 2.
          (iii) “Vested Shares” means any portion of the Restricted Stock subject to this Award Agreement that is and has become vested pursuant to this Section 2.
3. Delivery of Restricted Stock.
     (a) Issuance of Stock Certificates and Legends. Except as otherwise provided in Section 3(d) hereof, one or more stock certificates evidencing the Restricted Stock shall be issued in the name of the Grantee but shall be held and retained by the records administrator of the Company until the date (the “Applicable Date”) on which the Shares (or a portion thereof) subject to this Restricted Stock award become Vested Shares pursuant to Section 2 hereof, subject to the provisions of Section 4 hereof. All such stock certificates shall bear the following legends, along with such other legends that the Board or the Committee shall deem necessary and appropriate:
THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE SCHOTTENSTEIN REALTY TRUST, INC. 2011 INCENTIVE COMPENSATION PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND SCHOTTENSTEIN REALTY TRUST, INC. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF SCHOTTENSTEIN REALTY TRUST, INC. AT 4300 EAST FIFTH AVENUE, COLUMBUS, OHIO 43219.
     (b) Stock Powers. The Grantee shall deposit with the Company stock powers or other instruments of transfer or assignment, duly endorsed in blank with signature(s) guaranteed, corresponding to each certificate representing Restricted Stock until such shares become Vested Shares. If the Grantee shall fail to provide the Company with any such stock power or other instrument of transfer or assignment, the Grantee hereby irrevocably appoints the Secretary of the Company as his attorney-in-fact, with full power of appointment and substitution, to execute and deliver any such power or other instrument which may be necessary to effectuate the transfer of the Restricted Stock (or assignment of distributions thereon) on the books and records of the Company.
     (c) Delivery of Stock Certificates. Except as otherwise provided in Section 3(d) hereof, on or after the Applicable Date, upon written request to the Company by the Grantee, the Company shall promptly cause a new certificate or certificates to be issued for and with respect to all shares that become Vested Shares on that Applicable Date, which certificate(s) shall be delivered to the Grantee as soon as administratively practicable after the date of receipt by the Company of the Grantee’s written request. The new certificate or certificates shall continue to bear those legends and endorsements that the Company shall deem necessary or appropriate (including those relating to restrictions on transferability and/or obligations and restrictions under the applicable securities laws).
     (d) Issuance Without Certificates. If the Company is authorized to issue Shares without certificates, then the Company may, in the discretion of the Committee, issue Shares pursuant to this Award Agreement without certificates, in which case any references in this Award Agreement to certificates shall instead refer to whatever evidence may be issued to reflect the Grantee’s ownership of the Shares subject to the terms and conditions of this Award Agreement.
4. Forfeiture of Non-Vested Shares; Repayment Upon Termination of Cause. If the Grantee’s Continuous Service with the Company or its Subsidiaries is terminated for any reason, any Restricted Stock that are not Vested Shares, and that do not become Vested Shares pursuant to Section 2 hereof as a result of such termination, shall be forfeited immediately upon such termination of Continuous Service and revert back to the Company without any payment to the Grantee. If the Grantee’s Continuous Service is terminated by the Company or its Subsidiaries for Cause, all Non-Vested Shares shall be forfeited immediately upon such termination of Continuous Service and revert back to the Company without any payment to the Grantee. In addition, if the Grantee’s Continuous Service is terminated by the Company or its Subsidiaries for Cause, or within the one year period after termination of the Grantee’s Continuous Service, the Company discovers that it had sufficient grounds to terminate Grantee’s Continuous Service for Cause, the Committee, in its discretion, may require that Grantee pay to the Company, within 30 days of the Committee’s written notice demanding such payment, an amount equal to the aggregate Fair Market Value, determined with respect to each Share, on the Vesting Date for that Share, of any Shares of Restricted Stock that became Vested Shares within 3 years prior to the date on which the Grantee’s Continuous Service was so terminated. The Committee shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Award Agreement in the event of the Grantee’s forfeiture of Non-Vested Shares pursuant to this Section 4 or to recover any amounts that the Grantee is required to pay to the Company under this provision as a result of termination of Grantee’s Continuous Service for Cause.
5. Rights with Respect to Restricted Stock.
     (a) General. Except as otherwise provided in this Award Agreement, the Grantee shall have, with respect to all of the Restricted Stock, whether Vested Shares or Non-Vested Shares, all of the rights of a holder of Shares, including without limitation (i) the right to vote such Restricted Stock, (ii) the right to receive dividends, if any, as may be declared on the Restricted Stock from time to time, and (iii) the rights available to all holders of Shares upon any merger, consolidation, reorganization, liquidation or dissolution, stock split-up, stock dividend or recapitalization undertaken by the Company; provided, however, that all of such rights shall be subject to the terms, provisions, conditions and restrictions set forth in this Award Agreement (including without limitation conditions under which all such rights shall be forfeited). Any Shares issued to the Grantee as a dividend with respect to the Restricted Stock shall have the same status and bear the same legend as the Restricted Stock and shall be held by the Company, if the Restricted Stock that such dividend is attributed to is being so held, unless otherwise determined by the Committee. In addition, notwithstanding any provision to the contrary herein, any cash dividends declared with respect to any Non-Vested Shares shall be held in escrow by the Company (unsegregated as a part of its general assets) until such time as the Restricted Stock that such cash dividends are attributed to shall become Vested Shares, and if and to the extent that such Restricted Stock is subsequently forfeited, the cash dividends attributable to the forfeited Restricted Stock shall be forfeited as well.
     (b) Adjustments to Shares. If at any time while this Award Agreement is in effect (or Shares granted hereunder shall be or remain Non-Vested Shares while Grantee’s Continuous Service continues and has not yet terminated or ceased for any reason), (i) the Company or its Subsidiaries shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or its Subsidiaries, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards, then the Committee shall take any such action as shall be necessary to maintain the Grantee’s rights hereunder with respect to the Restricted Stock, so that they are substantially proportionate to the rights existing in such Restricted Stock prior to such event.
     (c) No Restrictions on Certain Transactions. Notwithstanding any term or provision of this Award Agreement to the contrary, the existence of this Award Agreement, or of any outstanding Restricted Stock awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company; (iii) any offer, issue or sale by the Company of any capital stock of the Company, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Restricted Stock and/or that would include, have or possess other rights, benefits and/or preferences superior to those that the Restricted Stock includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company; (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise), or (vii) the payment of any ordinary or extraordinary dividends or making any other distribution by the Company or its Subsidiaries.

6. Tax Matters; Section 83(b) Election.
     (a) Section 83(b) Election. If the Grantee properly elects, within thirty (30) days of the Date of Grant, to include in gross income for federal income tax purposes an amount equal to the fair market value (as of the Date of Grant) of the Restricted Stock pursuant to Section 83(b) of the Code, the Grantee shall make arrangements satisfactory to the Company to pay to the Company any federal, state or local income taxes required to be withheld with respect to the Restricted Stock. If the Grantee shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including without limitation, the withholding of any Shares that otherwise would be issued to the Grantee under this Award Agreement) otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.
     (b) No Section 83(b) Election. If the Grantee does not properly make the election described in paragraph 6(a) above, the Grantee shall, no later than the date or dates as of which the restrictions referred to in this Award Agreement hereof shall lapse, pay to the Company, or make arrangements satisfactory to the Committee for payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock (including without limitation the vesting thereof), and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including without limitation, the withholding of any Shares that otherwise would be distributed to the Grantee under this Award Agreement) otherwise due to Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.
     (c) Satisfaction of Withholding Requirements. The Grantee may satisfy the withholding requirements with respect to the Restricted Stock pursuant to any one or combination of the following methods:
          (i) payment in cash; or
          (ii) if and to the extent permitted by the Committee, payment in Shares withheld by the Company from the Shares otherwise to be released from restriction pursuant to the terms and conditions of the Plan and this Award Agreement, or the Grantee’s delivery to the Company of previously owned whole Shares (not subject to restrictions hereunder) (of which such holder has good title, free and clear of all liens and encumbrances). In either case, the number of Shares so withheld or delivered to satisfy such federal, state and/or local withholding tax liabilities shall be limited to the number of Shares which have an aggregate Fair Market Value on the date on which the Shares become Vested Shares or otherwise become taxable, equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state and/or local tax purposes that are applicable to such supplemental taxable income. The Grantee may surrender Shares either by attestation or by delivery of a certificate or certificates for Shares duly endorsed for transfer to the Company, and if required with medallion level signature guarantee by a member firm of a national stock exchange, by a national or state bank (or guaranteed or notarized in such other manner as the Committee may require).

     (d) Grantee’s Responsibilities for Tax Consequences. Tax consequences on the Grantee (including without limitation federal, state, local and foreign income tax consequences) with respect to the Restricted Stock (including without limitation the grant, vesting and/or forfeiture thereof) are the sole responsibility of the Grantee. The Grantee shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters, the making of a Section 83(b) election, and the Grantee’s filing, withholding and payment (or tax liability) obligations.
7. Amendment, Modification & Assignment; Non-Transferability. This Award Agreement only may be modified or amended in a writing signed by the parties hereto. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Award Agreement. Unless otherwise consented to in writing by the Company, in its sole discretion, this Award Agreement (and Grantee’s rights hereunder) may not be assigned, and the obligations of Grantee hereunder may not be delegated, in whole or in part. The rights and obligations created hereunder shall be binding on the Grantee and his heirs and legal representatives and on the successors and assigns of the Company.
8. Complete Agreement. This Award Agreement (together with the Plan and any other agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.
9. Miscellaneous.
     (a) No Right to (Continued) Employment or Service. This Award Agreement and the grant of Restricted Stock hereunder shall not confer, or be construed to confer, upon the Grantee any right to employment or service, or continued employment or service, with the Company or its Subsidiaries.
     (b) No Limit on Other Compensation Arrangements. Nothing contained in this Award Agreement shall preclude the Company or its Subsidiaries from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.
     (c) Severability. If any term or provision of this Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Award Agreement and the grant of Restricted Stock hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Award Agreement and the award hereunder shall remain in full force and effect).

     (d) No Trust or Fund Created. Neither this Award Agreement nor the grant of Restricted Stock hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or its Subsidiaries and the Grantee or any other person. To the extent that the Grantee or any other person acquires a right to receive payments from the Company or its Subsidiaries pursuant to this Award Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company or its Subsidiaries.
     (e) Law Governing. This Award Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Ohio (without reference to the conflict of laws rules or principles thereof).
     (f) Interpretation. The Grantee accepts the Restricted Stock subject to all of the terms, provisions and restrictions of this Award Agreement and the Plan. The undersigned Grantee hereby accepts as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under this Award Agreement or the Plan.
     (g) Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Award Agreement or any term or provision hereof.
     (h) Notices. Any notice under this Award Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Compensation Committee at Schottenstein Realty Trust, Inc., 4300 East Fifth Avenue, Columbus, Ohio 43219, or if the Company should move its principal office, to such principal office, and, in the case of the Grantee, to the Grantee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.
     (i) Section 409A.
          (i) It is intended that the Restricted Stock awarded pursuant to this Award Agreement be exempt from Section 409A of the Code (“Section 409A”) because it is believed that the Award Agreement does not provide for a deferral of compensation and accordingly that the Award Agreement does not constitute a nonqualified deferred compensation plan within the meaning of Section 409A. The provisions of this Award Agreement shall be interpreted in a manner consistent with this intention, and the provisions of this Award Agreement may not be amended, adjusted, assumed or substituted for, converted or otherwise modified without the Grantee’s prior written consent if and to the extent that such amendment, adjustment, assumption or substitution, conversion or modification would cause the award to violate the requirements of Section 409A.

          (ii) In the event that either the Company or the Grantee believes, at any time, that any benefit or right under this Award Agreement is subject to Section 409A, and does not comply with the requirements of Section 409A, it shall promptly advise the other and the Company and the Grantee shall negotiate reasonably and in good faith to amend the terms of such benefits and rights, if such an amendment may be made in a commercially reasonable manner, such that they comply with Section 409A with the most limited possible economic affect on the Grantee and on the Company.
          (iii) Notwithstanding the foregoing, the Company does not make any representation to the Grantee that the Restricted Stock awarded pursuant to this Award Agreement are exempt from, or satisfies, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Grantee or any Beneficiary for any tax, additional tax, interest or penalties that the Grantee or any Beneficiary may incur in the event that any provision of this Award Agreement, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A.
     (j) Non-Waiver of Breach. The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Award Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.
     (k) Counterparts. This Award Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Award Agreement as of the date first written above.

SCHOTTENSTEIN REALTY TRUST, INC.

By:
Name:
Title:
Agreed and Accepted:
GRANTEE:

By: